UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2007 (March 12, 2007)
ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 1020 East Meadow Circle Palo Alto, California	94303

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 687-3900

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors of Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Alexza Pharmaceuticals, Inc. (“Alexza”) has appointed Anthony G. Tebbutt, age 59, as Alexza’s Senior Vice President, Corporate Strategy and Business Development, effective March 12, 2007. From September 1996 to October 2006 Mr. Tebbutt served as President of UCB Pharma (USA) and a Senior Vice President of UCB, SA (Belgium), a pharmaceutical company. From July 1995 to August 1996, he was Vice President, Sales and Marketing at International Flavors and Fragrances. Prior to that from 1983 to 1985, Mr. Tebbutt served in senior commercial roles at Syntex Laboratories, including Vice President, New Product Planning and Vice President, Pharmaceutical Marketing. Prior to joining Syntex, Mr. Tebbutt worked at Eli Lilly. Mr. Tebbutt holds an MBA from Stanford Graduate School of Business and a B.Sc. from Santa Clara University.
Pursuant to the terms of an offer letter, dated February 22, 2007, between Mr. Tebbutt and Alexza (the “Offer Letter”), Mr. Tebbutt will receive an annual base salary of $303,750. Mr. Tebbutt will also be reimbursed up to $100,000 for usual and customary expenses incurred in connection with his relocation from Georgia to the San Francisco Bay Area. In order to facilitate a March start date, Alexza has agreed to provide Mr. Tebbutt with a telecommute allowance for up to 2 months and a temporary living allowance for up to 4 months. Further, If Mr. Tebbutt purchases a home in the San Francisco Bay Area and he is still an employee, Alexza has agreed to pay him, for each year of home ownership, a monthly housing supplement during his employment of $4,000 for the first year, $3,000 for the second year, $2,000 for the third year and $1,000 for the fourth year.
Mr. Tebbutt is also eligible to receive a bonus of up to 35% of his annual base salary under the terms of Alexza’s 2007 Performance Bonus Program, as described in the Current Report on Form 8-K filed by Alexza on March 5, 2007 and is a party to Alexza’s form of Indemnity Agreement and Change of Control Agreement (filed as Exhibits 10.2 and 10.3, respectively, to Alexza’s Registration Statement on Form S-1 No. 333-130644).
Mr. Tebbutt was also granted a stock option to purchase 175,000 shares of Alexza’s common stock (the “Stock Option”) at an exercise price of $9.27, the closing price of Alexza’s common stock as listed on the NASDAQ Global Market on March 12, 2007. 25% of the shares subject to the Stock Option will vest upon the one-year anniversary of Mr. Tebbutt’s employment start date and the remaining shares vesting in equal monthly installments over the next three years. The Stock Option was granted under Alexza’s 2005 Equity Incentive Plan (filed as Exhibit 10.4 to Alexza’s Registration Statement on Form S-1 No. 333-130644) and will terminate 10 years from the date of grant.
The foregoing description of the Offer Letter is a summary of the material terms of the Offer Letter and does not purport to be complete, and is qualified in its entirety by reference to the Offer Letter which will be filed as an exhibit to Alexza’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alexza Pharmaceuticals, Inc.
Date: March 16, 2007	By:	/s/ August J. Moretti
August J. Moretti,
Senior Vice President, Chief Financial Officer and Secretary